Asch Enterprises, LLC

LEASE

to

Twincraft, Inc.

36 River Road
Essex, Vermont

.07

Asch Enterprises, LLC
LEASE

to

Twincraft, Inc.

THIS LEASE, made this 1st day of October, 2003, between ASCH ENTERPRISES, LLC, a Vermont limited liability company with its principal offices at 2 Tigan Street, Winooski, Vermont 05404 (hereinafter called "Landlord"), and Twincraft, Inc., a Vermont corporation with its principal offices at 2 Tigan Street, Winooski, Vermont 05404 (hereinafter called "Tenant").

WITNESSETH:

That, for and in consideration of the covenants herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises hereinafter described, upon the terms, conditions, and provisions herein set forth.

ARTICLE 1: THE LEASED PREMISES – FIXTURES AND EQUIPMENT

Section 1.1. The Leased Premises.

The premises hereby leased (the "Premises") are commonly known as 36 River Road, are located in Essex, in Chittenden County, Vermont, and include the land and the buildings and all easements, tenements, appurtenances, fixtures, rights and privileges belonging or in any way appertaining to the Premises, subject to the exceptions of record, and to any zoning and governmental regulations now or hereafter in effect, affecting the Premises.

Section 1.2. Fixtures, Machinery and Equipment.

Trade fixtures, machinery and other equipment, which are supplied and used by Tenant in the conduct of its business and which are not necessary for the general operation and maintenance of the Premises, shall be the property of Tenant and may be removed by Tenant at any time prior to the termination of the Lease.

Section 1.3. Revocable Parking License.

Landlord hereby represents and warrants that there are up to seventy (70) paved parking spaces on the Premises and to which Tenant shall have the exclusive right to use. In addition, Tenant shall, throughout the Lease Term (unless revoked), have a revocable license to park up to 100 automobiles in the designated parking spaces on adjacent premises known as 34 River Road.

ARTICLE 2: TERM OF LEASE – POSSESSION

Section 2.1. Term – Possession.

The term of this Lease (the "Lease Term") shall commence on the Commencement Date and shall last for a period of one year, and shall continue from year to year thereafter.

ARTICLE 3: BASE RENT – INSURANCE – COMMON AREAS

Section 3.1. Base Rent.

Tenant shall pay rent (the "Base Rent") to Landlord during the Lease Term at the annual net rate of Two Hundred Eight Thousand Seven Hundred Twenty-five and No/100 Dollars ($208,725.00) dollars, until December 31, 2003. Effective January 1, 2004, Tenant shall pay rent (the "Base Rent") to Landlord during the Lease Term at the annual net rate of Two Hundred Twenty Seven Thousand Seven Hundred and No/100 Dollars ($227,700.00) dollars, until the expiration of the lease or until such time that the Landlord and Tenant negotiate a different annual lease payment. The lease amount is payable in advance on the first day of each month in equal monthly installments of 1/12 of such amount. Rent during the first and last months, and during the last Lease Year shall, if necessary, be pro-rated on the basis of the calendar month and a 365-day year, respectively. The Base Rent shall be paid to Landlord by Tenant, without notice or demand and without abatement, deduction or set-off of any kind or nature whatsoever, by check or wire transfer to a bank account designated by Landlord or to Landlord at 2 Tigan Street, Winooski, Vermont, 05404 or at such other place or to such other party as Landlord may designate from time to time in writing.

Section 3.2. Insurance.

Tenant at its expense shall provide and keep in force for the benefit of Landlord property insurance with companies reasonably satisfactory to Landlord, on the building in amounts sufficient to prevent Landlord from becoming a co-insurer of any loss.

Section 3.3. Common Area Expenses.

The Premises have the benefit of certain roadways, utilities, grounds, and infrastructure (the "Common Areas") which serve the Improvements and the properties known as 30, 34 and 38 River Road, Essex, Vermont. Tenant shall pay, as Additional Rent, its proportionate share, as hereinafter defined, of the cost of maintenance, repair, replacement (except replacements treated as capital improvements under generally accepted accounting principles consistently applied), improvement, railroad assessments, snow plowing, grass cutting and landscaping of the Common Areas, as well as any taxes or municipal charges assessed thereon (the "Common Area Charges").

ARTICLE 4: USE OF PREMISES

Section 4.1. Use – Compliance with Laws and Restrictions.

Tenant shall have the peaceful and quiet use of the Premises solely for manufacturing and warehousing purposes, and uses incidental thereto, without hindrance on the part of the Landlord.

ARTICLE 5: MISCELLANEOUS

Section 5.1. Notices.

All notices provided for in this Lease shall be in writing and sent by certified or registered mail or by receipted hand delivery or by recognized overnight delivery service and shall be deemed received on the next succeeding business day if sent by mail or overnight delivery or upon delivery if sent by hand delivery. Subject to change by notice from the party to be charged with such notice, notices to Landlord shall be addressed as follows:

Asch Enterprises, LLC
2 Tigan Street
Winooski, VT 05404
Attention: Peter Asch, President

and notices to Tenant shall be addressed as follows:

Twincraft, Inc.
2 Tigan Avenue,
Winooski, Vermont 05404
Attention: Peter Asch, President

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed, under seal, the day and year first above written.

IN THE PRESENCE OF:

Kim D Wendroff
Witness

ASCH ENTERPRISES, LLC

By: ____
Peter Asch, President

STATE OF VERMONT
COUNTY OF CHITTENDEN

At Winooski VT this 1st day of October, 2003, Peter Asch, President of Asch Enterprises, LLC, personally appeared and acknowledged this instrument by him sealed and subscribed, to be his free act and deed and the free act and deed of said Asch Enterprises, LLC.

Before me,

Brenda Sherwood Tilley
Notary Public

IN THE PRESENCE OF

Kim D Wendroff
Witness

TWINCRAFT, INC.

By: A Lawrence Fite
Its Duly Authorized Agent

STATE OF VERMONT
COUNTY OF CHITTENDEN

At Winooski VT this 1st day of October, 2003, A. Lawrence Fite COO of Twincraft, Inc., personally appeared and acknowledged this instrument by him sealed and subscribed, to be his free act and deed and the free act and deed of said Twincraft, Inc.

Before me,

Brenda Sherwood Tilley
Notary Public

FIRST AMENDMENT TO LEASE AND PRIME LEASE

This FIRST AMENDMENT TO LEASE, dated as of January 23, 2007 (this "Amendment"), between Asch Enterprises., a Vermont limited liability company with an address of 2 Tigan Street, Winooski, Vermont 05404 ("Landlord") and Twincraft, Inc., a Vermont corporation with an office at 2 Tigan Street, Winooski, Vermont 05404 ("Tenant").

WITNESSETH Whereas, Landlord and Tenant entered into that certain lease, dated October 1, 2003 (the "Lease") for the building known as 36 River Road, Essex, Vermont (the "Building"); and

WHEREAS, Landlord and Tenant desire to modify the Lease reflect certain new terms in connection with the acquisition of the stock of Twincraft by Langer, Inc.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Lease.

2. Term - Paragraph 2.1 of the Lease is modified by replacing it with the following:

> " The Term of this Lease shall expire on October 1, 2010 ("Expiration Date")..

3. Rent - Paragraph 3.1 of the Lease is modified by replacing it with the following:

> "Tenant shall pay rent (the "Base Rent") to Landlord during the Lease Term at the annual net rate of Two Hundred Twenty Seven Thousand Seven Hundred Dollars ($303,600.00), until the Expiration Date. The Base Rent is payable in advance of the first day of each month in equal monthly installments. In the event the starts or expires on a day other than the first or last day of a month, the Base Rent shall be prorated for such month for each day based upon a 365 day year. The Base Rent shall be paid to Landlord by Tenant by check or wire transfer to a bank account designated by Landlord or to Landlord at 2 Tigan Street, Winooski, Vermont 05404"

4. In the event Landlord decides to exercise its option to purchase under the Prime Lease, Landlord shall give Tenant six (6) months notice of such intent. In the event the option to purchase is exercised, Landlord shall pay Tenant the difference between the option price at the time of closing and the option exercise price when the Building is purchased as a result of the reduction in the exercise price through rent and other payments by Tenant.

5. This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

6. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

7. This Amendment shall be governed by the laws of the State of Vermont without giving effect to conflict of laws principles thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

ASCH ENTERPRISES, LLC

By: ____________________ POA
Name:
Title:

TENANT:

TWINCRAFT, INC

By: ____________________
Name:
Title: